Exhibit 2.1

                              STOCK SWAP AGREEMENT

         STOCK SWAP AGREEMENT, dated as of July 30, 2004 (this "Agreement"), by and among American Visionwear LLC, a Texas Limited Liability Corporation ("Seller"); Moliris Corp., a Florida corporation ("Purchaser"); and Ranging Corp., a Texas corporation ("Company").

                               W I T N E S S E T H

         WHEREAS, Seller desires to trade to Purchaser 1,000,000 shares of the Company's common stock, par value of $0.00 (the "Common Stock") (the "Shares"), representing 100% of the Company's issued and outstanding shares of the Common Stock of the Company, on the terms and conditions set forth in this Stock Swap Agreement ("Agreement"), and

         WHEREAS, Purchaser desires to swap the Shares on the terms and conditions set forth herein, and

         WHEREAS the Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with the Purchaser.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

         ARTICLE 1  SWAP OF THE SHARES

         1.1 Swap of the Shares. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Seller hereby swaps, assigns, transfers and delivers the Shares to Purchaser, and Purchaser purchases the Shares from the Seller.

         1.2 The Closing. The swap of the Shares shall take place via overnighting documents and shares between all parties. Such date is herein referred to as the "Closing Date".

         1.3 Instruments of Conveyance and Transfer. At the Closing Date, Seller shall deliver certificates representing the Shares to Purchaser, duly endorsed by the Seller to the Purchaser, in form and substance satisfactory to Purchaser ("Certificates"), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares. See Article 8 below.

        1.4 Consideration for the Shares. In consideration for the Shares, Purchaser shall issue to Seller 1,000,000 shares of MOLIRIS Class "B" Common Stock (voting, Convertible 1 for 1 to Class "A" Common Stock, within two years, and pays a dividend equal to twenty percent (20%) of gross sales of Ranging product line), represented by a stock certificate duly issued and countersigned by the transfer agent of MOLIRIS containing a restrictive transfer legend, subject to adjustment which is defined below in exchange for 1,000,000 shares of the Company's stock which shall comprise One Hundred (100%) Percent of the Company stock. All parties hereto intend this to qualify as a tax free exchange under Section 351 as a transfer to a control group and agree to cooperate to ensure compliance with all applicable regulations.


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         1.4.a The number of shares of MOLIRIS class "B" common stock, exchanged for the RANGING stock shall be subject to increase six months after the closing, (the "adjustment date"), the "adjustment Shares".

         1.4.b The adjustment shares shall be equal to $2,000,000 less all liabilities assumed, divided by the average closing bid price of MOLIRIS stock for the 30 days preceding the adjustment date minus the original 1,000,000 shares from closing. Any adjustment shares due will be delivered within 30 days of determination.

         1.5 Excluded Assets. NONE

         1.6 Prorations. All accrued but unpaid taxes and other assessments of the Company shall be prorated on the Closing Date between Seller and Purchaser.

          ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents, warrants and undertakes to the Purchaser that:

         2.1 Transfer of Title. Seller shall transfer all right, title and interest in and to the Shares to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

         (a) Due Execution. This Agreement has been duly executed and delivered by the Seller.

         (b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

         (c) Authorization. The execution, delivery and performance by the Seller of this Agreement and the delivery by the Seller of the Shares have been duly and validly authorized by the Company, and no further consent or authorization of the Seller, the Company, its Board of Directors, or its stockholders is required.

         (d) Seller' Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have good and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Purchaser; and on delivery to the Purchaser of the Shares, good and valid title to all the Shares will pass to Purchaser and all of the Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any

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                  kind or any nature whatsoever whether direct, indirect or
                  contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. The Shares have been legally and validly issued in compliance with all applicable U.S. federal and state securities laws, and are fully paid and non-assessable shares of the Company's Common Stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. At the Closing, Seller shall deliver to the Purchaser Certificates representing the Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

         2.2 No Governmental Action Required. The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

         2.3 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Seller and the Company of this Agreement does not and will not, and the sale by the Seller of the Shares and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the Company or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or the Company's assets, or result in the creation or imposition of any lien on any asset of the Seller.

         2.4 Not a Voting Trust: No Proxies. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

         2.5 Survival of Representations. The representations and warranties herein by the Seller will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive the Closing Date.


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         2.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Purchaser or the Company in connection with the transactions contemplated by this Agreement.

         2.7 Investment Intent. Seller represents that it is acquiring and will acquire, as the case may be, the Purchase Price Shares issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that such Purchase Price Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Seller further acknowledges that under SEC Rule 144, the Purchase Price Shares may be sold pursuant to all of the provisions of such Rule after a holding period of one year and that the Purchase Price Shares will become fully tradable after a holding period of two years. Seller hereby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein. Seller acknowledges receiving copies of Purchaser's most recent SEC disclosure statements.


         ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         3.1 Agreement's Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.2 Investment Intent. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

         3.3 Restricted Securities. Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         ARTICLE 4  COVENANTS OF THE PARTIES

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         4.1 General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 7 below). The Seller agrees that from and after the Closing Date, the Purchaser will be entitled to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Company, and to discuss the Company with its employees, customers and vendors. If for any reason the Closing Date does not occur, Purchaser agrees to maintain the confidentiality of and not use for its benefit any information obtained about the Company in the course of such review.

         4.2 Notices and Consents. The Seller will, and will cause the Company to, give any notices to third parties, and the Seller will use his best efforts, and will cause the Company to use its best efforts, to obtain any third-party Consents that the Purchaser may request. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

         4.3 Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Company to the Purchaser from and after the Closing.

         4.4 Covenant Not to Compete. The Seller acknowledges that it has special knowledge, expertise, contacts and other information with respect to the business of the Company. In further consideration of the sale hereby, the Seller agrees to be bound by the terms of this Section 5.4. Seller acknowledges that the restrictions set forth in this Section 4.4 are necessary and appropriate to protect the interest of the Company and the Purchaser and to ensure that the Purchaser obtains all of the benefits intended to be conveyed to the Purchaser by the Seller pursuant to this Agreement, including the good will of the Company.

                  (a) Non-competition. Seller hereby agrees that for five years after the Closing Date, that the Seller will not jointly or individually, directly or indirectly, (i) have any ownership interest (whether as proprietor, partner, stockholder or otherwise) in, (ii) be an officer, director or general or managing partner of, or hold a similar position in, (iii) act as agent, broker or distributor for, or adviser or consultant to, (iv) be employed in, or (v) otherwise engage in, any business or business activities (without regard to the form in which conducted) which is engaged, or which the Seller reasonably knows are undertaking to become engaged, in the Territory in the Restricted Business. The ownership by the Seller of less than one percent (1%) of the shares of capital stock of a publicly held corporation shall in no event be deemed a violation of the foregoing.


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                  (b) No Interference With Employees. Seller hereby agrees that during a period of five years after the Closing Date, the Seller will not, directly or indirectly, solicit, request, induce, assist or encourage any other employee of the Company, the Purchaser or any of its subsidiaries to terminate his or her employment with the Company, the Purchaser or any of its subsidiaries, respectively.

                  (c) Trade Secrets; Confidential Information. Seller recognizes and acknowledges that he has had access to certain highly sensitive, special or unique information that is confidential or proprietary, and agree that they shall not at any time after the date hereof, use or divulge, furnish or make accessible to anyone (other than in the regular course of the business of the Company) any knowledge or information of a confidential or secret nature with respect to the business affairs (including, but not limited to, any information concerning customers or accounts) of the Company except as may otherwise be required by law or may otherwise become public knowledge from a source, other than the Seller, who is entitled to disclose such information.

                  (d) Miscellaneous. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
         Section 4.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          ARTICLE 5 CLOSING, DELIVERY OF DOCUMENTS AND POST CLOSING COVENANTS

         5.1 Closing. The Closing referred to in Section 1.2 hereof shall occur as a single integrated transaction, as follows.


         (a) Delivery by Seller. Seller shall deliver to Purchaser:

                  (i) The Shares;


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                  (ii)     copies of resolutions by the Board of Directors of
                           the Company approving the terms of this Agreement and the execution of the Agreement by the Company;

                  (iii) copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company;

                  (iv)     resignations as directors and officers;

                  (v) any other such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement; and

                  (vi)     the Consents.

         (b) Delivery by Purchaser. Purchaser shall deliver to Seller:

                  (i)      the Swap Shares;

                  (ii) copies of resolutions of the Board of Directors of Purchaser approving the terms of the Agreement and the execution of this Agreement by the Purchaser.

         ARTICLE 6  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

         6.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:


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                If to Purchaser to:
                -------------------

                Moliris Corp.
                Attn:  Michael R. Davis
                3221 Collinsworth Street, Suite 140
                Fort Worth, Texas 76107
                Fax:  817.335.5902

                If to Seller:
                -------------

                American Visionwear LLC
                David P. Rucinski
                6812 Fairgrounds Parkway
                San Antonio, Texas 78238
                Fax:  210.520.2017

         6.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Texas (without regard to principles of conflicts of law).

         6.4 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Texas for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding in Fort Worth, Texas. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 8.2. Such service shall be deemed to be completed when mailed and sent and received by Telecopier. Seller and Purchaser each waives any objection based on forum non-conveniens. Nothing in this paragraph shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law.

         6.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.6 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.


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         6.7 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.


                            [SIGNATURE PAGE FOLLOWS]






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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                             Moliris Corp.



                             By: /s/ Lindsey Vinson
                                 -----------------------------
                                 Lindsey Vinson


                             Ranging Corp.



                             By: /s/ David Rucinski
                                 -----------------------------
                                 David Rucinski



                             American Visionwear, LLC



                             By: /s/ David Rucinski
                                 -----------------------------
                                 David Rucinski